As filed with the Securities and Exchange Commission on August 8, 2006
                                               Registration No. 333 - __________

      ====================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                   -------------------------------------------

                                    Form S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
             ------------------------------------------------------

                              PEOPLES BANCORP INC.
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                   Ohio                             31-0987416
----------------------------------      ------------------------------------
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
 incorporation or organization)

138 Putnam Street, P.O. Box 738, Marietta, Ohio        45750-0738
-------------------------------------------------   -----------------
(Address of Principal Executive Offices)               (Zip Code)


                              Peoples Bancorp Inc.
                                2006 Equity Plan
                      ------------------------------------
                            (Full title of the plan)

                                          Copy to:
Charles R. Hunsaker, Esq.                 Elizabeth Turrell Farrar, Esq.
General Counsel                           Vorys, Sater, Seymour and Pease LLP
Peoples Bancorp Inc.                      52 East Gay Street
138 Putnam Street                         P.O. Box 1008
P.O. Box 738                              Columbus, Ohio 43216-1008
Marietta, Ohio 45750-0738
-------------------------
(Name and address of agent for service)


                                  (740)374-6109
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)


 ==============================================================================

                         Calculation of Registration Fee


                                        Proposed      Proposed
Title of                                maximum        maximum
securities             Amount           offering      aggregate     Amount of
to be                   to be            price        offering    registration
registered           registered (1)    per share        price         fee
-------------------------------------------------------------------------------

Common Shares,
without par value     15,000         $ 29.12 (2)    $    436,800     $   47


Common Shares,
without par value    485,000         $ 29.56 (3)    $ 14,336,600     $ 1,534


Total                500,000         $----------    $ 14,773,400     $ 1,581



(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of common shares that may be necessary to adjust the number of common shares reserved for issuance pursuant to the Peoples Bancorp Inc. 2006 Equity Plan (the "Plan") as a result of a stock split, reverse stock split, stock dividend or similar adjustment of the outstanding common shares of Peoples Bancorp Inc. (the "Registrant").

(2) Estimately solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act with respect to common shares issuable pursuant to outstanding stock options granted under the Plan and based on the exercise price of such stock options. Upon cancellation, expiration, forfeiture or other termination of such stock options without a delivery of common shares, new stock options or other awards may be granted at varying exercise prices under the Plan with respect to the common shares underlying such terminated stock options.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act with respect to common shares issuable pursuant to stock options or other equity-based awards not yet granted but reserved for issuance under the Plan and computed on the basis of the average of the high and low sales prices of the common shares of the Registrant as reported on the NASDAQ Global Select Market on August 1, 2006.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.
--------------------------------------------------

         Peoples Bancorp Inc. (the "Registrant") hereby incorporates into this Registration Statement on Form S-8 (the "Registration Statement") the following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission"):

     o The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

     o The Current Reports on Form 8-K filed by the Registrant with the Commission on January 3, 2006, January 18, 2006, January 27, 2006, February 9, 2006, April 14, 2006, April 20, 2006, May 11, 2006, May
          16,  2006,  May 31, 2006,  June 29, 2006,  July 20, 2006 and August 1,
          2006.

     o The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2006 and June 30, 2006.

     o The description of the Registrant's common shares, without par value (the "Common Shares), contained in the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003.

         Any definitive proxy statement or information statement filed by the Registrant pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all documents which may be filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the completion of the offering contemplated by the Peoples Bancorp Inc. 2006 Equity Plan, shall also be deemed to be incorporated herein by reference and to be made a part hereof from the date of filing of such documents. Information furnished by the Registrant under any Current Report on Form 8-K is not incorporated by reference in this Registration Statement.

Item 4.  Description of Securities.
----------------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
-----------------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.
--------------------------------------------------

         Division (E) of Section 1701.13 of the Ohio Revised Code governs indemnification by an Ohio corporation and provides as follows:

                  (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

                  (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

                  (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

                  (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

                  (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

                  (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

                  (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division
         (E)(1) or (2) of this section;

                  (b) If the quorum described in division (E)(4)(a) of this
         section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

                  (c) By the shareholders;

                  (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

                  Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division
         (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

                  (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

                  (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

                  (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

                  (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division
         (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

                  (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

                  (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5),
         (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6) or (7).

                  (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

         Section 12.8 of the Peoples Bancorp Inc. 2006 Equity Plan (the "Plan") addresses indemnification of members of the Board of Directors of the Registrant (the "Board") and/or the members of the Compensation Committee of the Board or a subcommittee thereof (the "Committee"). Section 12.8 of the Plan provides:

                  12.8 INDEMNIFICATION OF BOARD AND COMMITTEE. Indemnification of the members of the Board and/or members of the Committee shall be in accordance with the Code of Regulations of the Company as amended by the Shareholders from time to time.

         Article Five of the Code of Regulations of the Registrant governs indemnification by the Registrant and provides as follows:

                  SECTION 5.01. MANDATORY INDEMNIFICATION. The corporation shall indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 5.01 shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

                  SECTION 5.02. COURT-APPROVED INDEMNIFICATION. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:

                  (A) the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Washington County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

                  (B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 5.02.

                  SECTION 5.03. INDEMNIFICATION FOR EXPENSES. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.

                  SECTION 5.04. DETERMINATION REQUIRED. Any indemnification required under Section 5.01 and not precluded under Section 5.02 shall be made by the corporation only upon a determination that such indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Washington County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 5.04 at any time [including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04]; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Washington County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

                  SECTION 5.05. ADVANCES FOR EXPENSES. Expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:

                  (A) if it shall ultimately be determined as provided in
         Section 5.04 that he is not entitled to be indemnified by the corporation as provided under Section 5.01; or

                  (B) if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Washington County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

                  SECTION 5.06. ARTICLE FIVE NOT EXCLUSIVE. The indemnification provided by this Article Five shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  SECTION 5.07. INSURANCE. The corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article Five. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

                  SECTION 5.08. CERTAIN DEFINITIONS. For purposes of this Article Five, and as examples and not by way of limitation:

                  (A) A person claiming indemnification under this Article Five shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him); and

                  (B) References to an "other enterprise" shall include employee benefit plans; references to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" within the meaning of that phrase as used in this Article Five.

                  SECTION 5.09. VENUE. Any action, suit or proceeding to determine a claim for indemnification under this Article Five may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Washington County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Washington County, Ohio in any such action, suit or proceeding.

         In addition, the Registrant has in the past purchased and may in the future purchase insurance that insures the Registrant's present or former directors and officers against certain liabilities which might be incurred by them in such capacities. The Registrant also maintains fiduciary and lending liability coverage.

Item 7.  Exemption from Registration Claimed.
--------------------------------------------

         Not Applicable.

Item 8.  Exhibits.
-----------------

         See the Index to Exhibits attached hereto beginning at page 13.

Item 9.  Undertakings.
---------------------

A.   The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs A(1)(i) and A(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  [Remainder of page intentionally left blank;
                         signatures on following page.]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Ohio, on the 8th day of August, 2006.

                                 PEOPLES BANCORP INC.

                         By:/s/   MARK F. BRADLEY
                                  -------------------------------------
                                  Mark F. Bradley
                                  President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 8th day of August, 2006.

Signature                              Title
---------                              -----

 /s/ Mark F. Bradley                   President and Chief Executive Officer
------------------------------------   and Director(Principal Executive Officer)
Mark F. Bradley

/s/ Joseph H. Wesel *                  Chairman of the Board and Director
------------------------------------
Joseph H. Wesel

/s/ Paul T. Theisen*                   Vice Chairman of the Board and Director
------------------------------------
Paul T. Theisen

/s/ Carl L. Baker, Jr. *               Director
------------------------------------
Carl L. Baker, Jr.

/s/ George W. Broughton*               Director
------------------------------------
George W. Broughton

/s/ Frank L. Christy*                  Director
------------------------------------
Frank L. Christy

/s/ Wilford D. Dimit*                  Director
------------------------------------
Wilford D. Dimit

/s/ Richard Ferguson *                 Director
------------------------------------
Richard Ferguson

/s/ Robert W. Price *                  Director
------------------------------------
Robert W. Price

/s/ Theodore P. Sauber*                Director
------------------------------------
Theodore P. Sauber

/s/ Thomas J. Wolf*                    Director
------------------------------------
Thomas J. Wolf

/s/ Donald J. Landers, Jr.             Chief Financial Officer and Treasurer
------------------------------------   (Principal Financial Officer and
Donald J. Landers, Jr.                 Principal Accounting Officer)


*By Mark F. Bradley pursuant to Powers of Attorney executed by the directors listed above, which Powers of Attorney are being filed herein with the Securities and Exchange Commission as an exhibit to this Registration Statement on Form S-8.


/s/ MARK F. BRADLEY
    ---------------------------
    Mark F. Bradley
    Attorney-in-Fact



                                                 INDEX TO EXHIBITS

Exhibit No.            Description                                              Location
-----------            -----------                                              --------

      4.1(a)    Amended Articles of Incorporation of Peoples Bancorp     Incorporated herein by reference to
                Inc. (as filed with the Ohio Secretary of State on       Exhibit 3(a) to the Registration
                May 3, 1993)                                             Statement on Form 8-B of Peoples Bancorp
                                                                         Inc. ("Peoples") filed July 20, 1993
                                                                         (File No.0-16772)

      4.1(b)    Certificate of Amendment to the Amended Articles of      Incorporated herein by reference to
                Incorporation of Peoples Bancorp Inc. (as filed with     Exhibit 3(a)(2) to Peoples' Annual
                the Ohio Secretary of State on April 22, 1994)           Report on Form 10-K for the fiscal year
                                                                         ended December 31, 1997 (File No.
                                                                         0-16772) ("Peoples' 1997 Form 10-K")

      4.1(c)    Certificate of Amendment to the Amended Articles of      Incorporated herein by reference to
                Incorporation of Peoples Bancorp Inc. (as filed with     Exhibit 3(a)(3) to Peoples' 1997 Form
                the Ohio Secretary of State on April 9, 1996)            10-K

      4.1(d)    Certificate of Amendment to the Amended Articles of      Incorporated herein by reference to
                Incorporation of Peoples Bancorp Inc. (as filed with     Exhibit 3(a) to Peoples' Quarterly
                the Ohio Secretary of State on April 23, 2003)           Report on Form 10-Q for the quarterly
                                                                         period ended March 31, 2003 (File No.
                                                                         0-16772) ("Peoples' March 31, 2003
                                                                         Form 10-Q")

      4.1(e)    Amended Articles of Incorporation of Peoples Bancorp     Incorporated herein by reference to
                Inc. (reflecting amendments through April 23, 2003)      Exhibit 3(b) to Peoples' March 31, 2003
                [For SEC reporting compliance purposes only              Form 10-Q
                -- not filed with Ohio Secretary of State]

      4.2(a)    Code of Regulations of Peoples Bancorp Inc.              Incorporated herein by reference to
                                                                         Exhibit 3(b) to Peoples' Registration
                                                                         Statement on Form 8-B filed July 20,
                                                                         1993 (File No. 0-16772)

      4.2(b)    Certificate of Amendment to the Code of Regulations      Incorporated herein by reference to
                of Peoples Bancorp Inc. regarding adoption of            Exhibit 3(c) to Peoples' March 31, 2003
                amendments to Sections 1.03, 1.04, 1.05, 1.06, 1.08,     Form 10-Q
                1.10, 2.03(C), 2.07, 2.08, 2.10 and 6.02 of the
                Code of Regulations of Peoples Bancorp Inc. by
                shareholders on April 10, 2003

      4.2(c)    Certificate of Amendment to the Code of Regulations      Incorporated herein by reference to
                of Peoples Bancorp Inc. regarding adoption of            Exhibit 3(a) to Peoples' Quarterly
                amendments to Article Three of the Code of               Report on Form 10-Q for the quarterly
                Regulations of Peoples Bancorp Inc. by shareholders      period ended March 31, 2004 (File No. on
                                                                         April 8, 2004 0-16772)

      4.2(d)    Certificate regarding adoption of amendments to          Incorporated herein by reference to
                Sections 2.06, 2.07, 3.01 and 3.04 of Peoples            Exhibit 3.1 to Peoples' Current Report
                Bancorp Inc.'s Code of Regulations by the on Form        8-K dated and filed on April 14,
                shareholders on April 13, 2006                           2006 (File No. 0-16772) ("Peoples' April
                                                                         14, 2006 Form 8-K")

      4.2(e)    Code of Regulations of Peoples Bancorp Inc.              Incorporated herein by reference to
                (reflecting amendments through April 13, 2006)           Exhibit 3(b) to Peoples' Quarterly
                [For SEC reporting compliance purposes only]             Report on Form 10-Q for the quarterly
                                                                         period ended March 31, 2006 (File
                                                                         No. 0-16772)

        4.3     Indenture, dated as of April 20, 1999, between           Incorporated herein by reference to
                Peoples Bancorp Inc. and Wilmington Trust Company,       Exhibit 4.1 to the Registration
                as Debenture Trustee, relating to Junior                 Statement on Form S-4 (Registration No.
                Subordinated Deferrable Interest Debentures              333-81251) filed on June 22, 1999 by
                                                                         Peoples and PEBO Capital Trust I
                                                                         ("Peoples' 1999 Form S-4")

        4.4     Amended and Restated Declaration of Trust of PEBO        Incorporated herein by reference to
                Capital Trust I, dated as of April 20, 1999              Exhibit 4.5 to Peoples' 1999 Form S-4

        4.5     Series B Capital Securities Guarantee Agreement,         Incorporated herein by reference to
                dated as of September 23, 1999, between Peoples          Exhibit 4(i) to Peoples' Annual Report
                Bancorp Inc. and Wilmington Trust Company, as            on Form 10-K for the fiscal year ended
                Guarantee Trustee, relating to Series B 8.62%            December 31, 1999 (File No. 0-16772)
                Capital Securities

        4.6     Indenture, dated as of April 10, 2002, between           Incorporated herein by reference to
                Peoples Bancorp Inc. and Wilmington Trust Company,       Exhibit 4.1 to Peoples' Quarterly Report
                as Trustee, relating to Floating Rate Junior             on Form 10-Q for the quarterly period
                Subordinated Debt Securities due 2032                    ended September 30, 2002 (File No.
                                                                         0-16772)("Peoples'September 30, 2002
                                                                         Form 10-Q")

        4.7     Amended and Restated Declaration of Trust of PEBO        Incorporated herein by reference to
                Capital Trust II, dated as of April 10, 2002             Exhibit 4.2 to Peoples' September 30,
                                                                         2002 Form 10-Q

        4.8     Guarantee Agreement, dated as of April 10, 2002,         Incorporated herein by reference to
                between Peoples Bancorp Inc. and Wilmington Trust        Exhibit 4.3 to Peoples' September 30,
                Company, as Guarantee Trustee, relating to Floating      2002 Form 10-Q
                Rate MMCapSSM Capital Securities

        5.1     Opinion of Vorys, Sater, Seymour and Pease LLP           Filed herewith
                regarding legality of securities being registered

       10.1     People Bancorp Inc. 2006 Equity Plan as adopted by       Incorporated herein by reference to
                Board of Directors of Peoples Bancorp Inc. on            Exhibit 10(a) to Peoples' Quarterly
                February 9, 2006 and approved by shareholders of         Report on Form 10-Q for the quarterly
                Peoples Bancorp Inc. on April 13, 2006                   period ended June 30, 2006 (File No.
                                                                         0-16772)

       10.2     Certificate Regarding Adoption of Amendment to           Incorporated herein by reference to
                Peoples Bancorp Inc. 2006 Equity Plan by Board of        Exhibit 10(b) to Peoples' Quarterly
                Directors of Peoples Bancorp Inc. on June 8, 2006        Report on Form 10-Q for the quarterly
                                                                         period ended June 30, 2006 (File No.
                                                                         0-16772)

       23.1     Consent of Ernst & Young LLP, independent registered     Filed herewith
                public accounting firm

       23.2     Consent of Vorys, Sater, Seymour and Pease LLP           Filed as part of Exhibit 5.1

       24.1     Powers of Attorney of Directors and Executive            Filed herewith
                Officers of Peoples Bancorp Inc.

